Exhibit 10.7

BANK OF AMERICA SCHOOL CHANNEL LOAN PROGRAMS:
AMENDED AND RESTATED UMBRELLA AGREEMENT

THIS AMENDED AND RESTATED UMBRELLA AGREEMENT (the “Agreement”) is made and dated as of June 30, 2006, by and among THE FIRST MARBLEHEAD CORPORATION, a corporation organized under Delaware law (“FMC”), and BANK OF AMERICA, N.A., a national banking association (the “Program Lender”).

RECITALS

A.    FMC and the Program Lender have established the Bank of America School Channel Loan Programs (the “Bank of America SC Loan Programs”), including the Bank of America Private Loan Programs and the Bank of America TERI Loan Programs, to assist parents and students in financing the cost of education at private elementary and secondary schools and at various institutions of higher education. Loans made under the Bank of America SC Loan Programs are guaranteed by The Education Resources Institute, Inc., a Massachusetts non-profit corporation (“TERI”) pursuant to a Guaranty Agreement between Program Lender and TERI. Pursuant to the Bank of America SC Loan Programs, FMC promotes the expansion of educational finance activities by agreeing to purchase or cause to be formed one or more special purpose business trusts or other entities (each an “SPE”) to purchase promissory notes (the “Notes”) evidencing loans conforming to the Bank of America SC Loan Programs (“Bank of America SC Conforming Loans”) following origination. The purchase price payable by each SPE for a given pool of Bank of America SC Conforming Loans is funded through issuance and sale by the SPE of certificates or other evidences of indebtedness, or by direct loans to the SPE, in either case the repayment of which is supported or collateralized by the income stream from the Bank of America SC Conforming Loans included in such pool (each such transaction, a “Securitization Transaction”).

B.     FMC has requested that the Program Lender originate and make available for purchase by SPEs from time to time Bank of America SC Conforming Loans and serve as a primary lending institution participating in the Bank of America SC Loan Programs.

C.     The parties desire to set forth herein the amended and restated terms and conditions affecting FMC and the Program Lender relating to their participation in the Bank of America SC Loan Programs.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.   Definitions.   For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, as to any person, any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. A person shall be deemed to control another person if the controlling person possesses, directly or indirectly, the power to direct or to cause the direction of the management and policies of the other person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means U.S. Bank National Association, in its capacity as agent pursuant to the Deposit and Security Agreement.

“Bank of America Private Loan Programs” means the prepGATE Loan Program, the Bank of America Private Undergraduate Loan Program and the Bank of America Private Graduate Professional Loan Programs, each as more fully described in the Program Guidelines as the same may be amended from time to time.

“Bank of America SC Conforming Loan” shall mean Bank of America SC loans (a) made in accordance with and conforming to the requirements of the Program Guidelines at the time the loans were made, (b) serviced by the Servicer in accordance with the Program Guidelines, and (c) covered by and subject to all the benefits of the Guaranty Agreement.

“Bank of America School Channel Loan Programs” or “Bank of America SC Loan Programs” means the Bank of America Private Loan Programs and the Bank of America TERI Loan Programs, each as more fully described in the Program Guidelines as the same may be amended from time to time.

“Bank of America TERI Loan Programs” means the Bank of America TERI Alternative Undergraduate Loan Program, the Bank of America TERI Alternative Graduate Loan Program, the Bank of America TERI Alternative Continuing Education Loan Program, the Bank of America TERI Alternative Health Professions Loan Program (including the CVS Loan Program), and the Bank of America TERI ISLP Programs, each as more fully described in the Program Guidelines as the same may be amended from time to time.

“Bank of America TERI ISLP Loan Programs” mean the Bank of America ISLP Undergraduate Loan Program, the Bank of America ISLP Graduate Loan Program and the Bank of America ISLP Medical Loan Program, each as more fully described in the Program Guidelines as the same may be amended from time to time. It does not include the Bank of America ISLP CanHelp Program, which is not governed by this Agreement.

“Business Day” shall mean any day other than: (a) a Saturday or Sunday, or (b) a day on which banking institutions in the State of California are required or authorized by law or executive order to be closed.

“Change in Control” means:

(a)   with respect to Program Lender, the occurrence of any of the following events:

(i)             the acquisition by any other entity, individual or group (within the meaning of Paragraphs 13(d) (3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of beneficial ownership (as defined in Rule 13d 3 promulgated under the Exchange Act) of more than fifty percent (50%) of the common stock of the Program Lender and/or other securities which have more than fifty percent (50%) of the combined voting power of the Program Lender’s securities entitled to vote in the election of directors; or

(ii)         the sale of all or substantially all of the common stock or assets of the Program Lender to any other entity, individual or group; or

(iii)     the reorganization, merger or consolidation of the Program Lender in which the shareholders of Program Lender immediately before such event will not immediately thereafter own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated Program Lender’s voting securities.

(b)   with respect to FMC, the occurrence of any of the following:

(i)             the sale of all or substantially all the assets of  FMC to an entity that directly, or through an Affiliate, participates as a lender in the Federal Family Education Loan Program (“FFELP”) or the William D. Ford Direct Loan Program (“Direct Loan Program”); or

(ii)         the transfer of more than fifty percent (50%) of the shares or other equity interests entitled to vote, in one transaction or a series of related transactions, to an entity that directly, or through an Affiliate, participates as a lender in the FFELP or the Direct Loan Program.

A “Change in Control” for either party shall not include any transactions with an entity which is an Affiliate immediately prior to such transaction, nor shall it include a public offering.

“Common Customer” shall mean any applicant or co-applicant who is approved for and receives a Bank of America SC Conforming Loan from Program Lender, and any student whose educational expenses are financed with the proceeds of such loan.

“Competing Product” shall mean any credit-tested or credit ready loan for the purposes of financing educational expenses, made by Program Lender to a parent borrower or student borrower pursuant to a private alternative education loan program, other than:

(a)          a Bank of America SC Conforming Loan;

(b)         any other TERI-guaranteed loan;

(c)          the Signature Select and Signature loan programs, but only with respect to existing educational institutions;

(d)         loans under tax-exempt state-funded programs;

(e)          any other program not actively marketed by Program Lender or its Affiliates; or

(f)            any other program to which Program Lender has committed by contract prior to April 20, 2001.

“CVS Loan Program” means the CVS Full Recourse Loan Program for student pursuing degrees in pharmacy who are committed to working for CVS pharmacies upon graduation.

(a)          CVS Loan Program loans shall be underwritten and originated in accordance with the Program Guidelines for the Bank of America TERI Alternative Health Professions Loan Program, except that

(i)             CVS Program Loans shall be originated using the form of credit agreement attached to the Guaranty Agreement;

(ii)         the annual amount of all CVS Loan Program loans is $5,000;

(iii)     no borrower may obtain more than two (2) CVS Loan Program loans, for an aggregate maximum of $10,000;

(iv)       deferment for CVS Program Loans shall end 365 days after the earlier of the day the borrower graduates or ceases to be enrolled as a full-time student at a school participating in the CVS Loan Program; provided, however, that Bank of America and TERI in their discretion may approve an additional year of deferment for borrowers with two (2) CVS Loan Program loans.

(b)         Under the terms of the Full Recourse Agreement dated May 30, 2002, between TERI and CVS Pharmacy, Inc., and attached hereto as Exhibit A, CVS Loan Program loans become subject thereto if an application for a CVS Program Loan does not meet the underwriting and eligibility criteria but is authorized by CVS (“CVS Full Recourse Loans”).

“Deposit and Security Agreement” means that certain Deposit and Security Agreement among Program Lender, TERI, the Agent and FMC dated April 30, 2001.

“Effective Date” shall have the meaning given such term in Paragraph 22 below.

“Existing Agreements” shall mean that certain Umbrella Agreement between FMC and Program Lender dated as of April 30, 2001, Note Purchase Agreement by and between FMC and Program Lender dated as of April 30, 2001, Guaranty Agreement by and between Program Lender and TERI dated as of April 30, 2001, the Deposit and Security Agreement, and the Loan Origination Agreement by and between Program Lender and TERI dated as of April 30, 2001, all as heretofore amended, and including all Exhibits and Schedules thereto, including without limitation the Program Guidelines.

“FMER” means First Marblehead Educational Resources, Inc., a Delaware corporation. FMER is a wholly-owned subsidiary of FMC.

“GATE Student Loan Program” means the loan program FMC and Program Lender have established to assist students in financing the cost of education at various institutions of higher education, which is operated by FMC and Bank of America under the Student Umbrella Agreement.

“Guaranty Agreement” means the Amended and Restated Guaranty Agreement between Program Lender and TERI, attached hereto as Exhibit C.

“License Agreements” refers to reciprocal license agreements between FMC and Program Lender, dated as of November 21, 1996, as amended.

“Loan Origination Agreement” means the Amended and Restated Loan Origination Agreement between TERI and Program Lender dated June 30, 2006, with respect to origination of prepGATE Loans and Bank of America TERI Loans attached hereto as Exhibit E.

“Note Purchase Agreement” means the Amended and Restated Note Purchase Agreement between Program Lender and FMC, substantially in the form of Exhibit D attached hereto.

“Notes” has the meaning assigned to it in Recital A above.

“Participating Institution” shall mean an institution approved by TERI for participation in TERI-guaranteed programs.

“PHEAA” means the Pennsylvania Higher Education Assistance Agency.

“prepGATE Conforming Loan” means a certain type of Bank of America SC Conforming Loan that is made under the prepGATE Loan Program and conforms to the Program Guidelines for prepGATE loans.

“prepGATE Loan Program” means the loan program FMC and Program Lender have established to assist parents in financing the cost of education at private elementary and secondary schools as more fully described in the Program Guidelines.

“Program Agreements” shall mean this Agreement, the Note Purchase Agreement, the Guaranty Agreement, the Loan Origination Agreement, and the Deposit and Security Agreement, all as may be hereinafter amended and including all Exhibits and Schedules thereto, including without limitation the Program Guidelines.

“Program Guidelines” shall mean (i)(a) the Underwriting, Origination and Loan Term Guidelines for the Bank of America Private Undergraduate Education Loan Program and the Bank of America Private Graduate Professional Education Loan Program; (b) the Underwriting, Origination and Loan Term Guidelines for the prepGATE Loan Program, Bank of America TERI Alternative Undergraduate Loan Program, the Bank of America TERI Alternative Graduate Loan Program, the Bank of America TERI Alternative Continuing Education Loan Program, the Bank of America TERI Alternative Health Professions Loan Program (including the CVS Loan Program); (c) the Underwriting, Origination and Loan Term Guidelines for Bank of America ISLP Undergraduate Loan Program, and the Bank of America ISLP Graduate Loan Program; and (d) the Underwriting, Origination and Loan Term Guidelines for the Bank of America TERI ISLP Medical Loan Program, copies of which are attached hereto as Exhibits F1- F4 , all as amended from time to time, and (ii) the TERI Servicing Guidelines attached hereto as Exhibit G, as amended from time to time pursuant to the terms thereof.

“Program Manager” means FMC or such Affiliate of FMC as may be designated as Program Manager in the Program Guidelines from time to time (such designation to be subject to Program Lender’s consent, which will not be unreasonably withheld).

“Securitization Transaction” has the meaning assigned to it in Recital A above.

“Servicer” means PHEAA, or a successor servicer appointed in conformity with Paragraph 27 hereof.

“SPE” means a special purpose business trust or other special purpose entity formed to purchase Bank of America SC Conforming Loans in a Securitization Transaction.

“Student Umbrella Agreement” means that certain Umbrella Agreement between Program Lender and FMC dated as of June 1, 1996, as amended, under which the GATE Student Loan Program is operated.

“TERI Lenders” means financial institutions or other lenders who have entered into a Guaranty Agreement with TERI.

“TERI Private Label Program” means an education loan program involving loans guaranteed by TERI and originated by a lender (other than Program Lender) who takes full responsibility for marketing the loans, generally under a brand selected by and identified with that lender.

“Termination Date” shall mean June 30, 2007, as such date may be extended under the terms hereof. After such date, this Agreement shall automatically renew for successive one-year terms; provided, however that at any time after June 30, 2007, either party may terminate this Agreement upon one hundred and eighty (180) days written notice.

2.     Transition to Bank of America School Channel Loan Program

The Existing Agreements will continue to govern with respect to Bank of America School Channel Loans for which applications are received before the Effective Date. On or after the Effective Date, all new applications for Bank of America School Channel Loans will be governed by the Program Agreements.

3.   Term of Agreement.   This Agreement shall be effective from the Effective Date to but not including the Termination Date, unless earlier terminated under Paragraphs 24 or 25 hereof.

4.   Loan Underwriting and Funding.

(a)   Forms.   Program Lender and FMC, in consultation with TERI, shall agree upon standard note and disclosure forms, in conformity with California law, to be included in the Program Guidelines. Program Lender shall utilize such note and disclosure forms for all Bank of America Private Loans, other than prepGATE Loans. Program Lender shall provide to TERI for its use on Program Lender’s behalf versions of the prepGATE Loan and Bank of America TERI Loan forms that have similarly been conformed to California law.

(b)   Origination of prepGATE Loans and Bank of America TERI Loans.   Loan underwriting, documentation and disbursement of prepGATE Loans and Bank of America TERI Loans shall be performed by TERI under the Loan Origination Agreement, in conformity therewith. Program Lender shall cause TERI to provide to Program Manager a copy of TERI’s periodic loan origination reports when the same are prepared for Program Lender. Program Lender shall cause TERI to transfer the loans to the data processing system of Servicer upon completion of origination.

(c)   Origination of Bank of America Private Loans Other Than prepGATE Loans.   Program Lender has reviewed the Program Guidelines and approved the same, including the credit underwriting guidelines contained therein, which guidelines reflect the credit policies of the Program Lender, as well as the credit criteria used by TERI in determining whether to guarantee loans. Program Lender shall receive applications for Bank of America Private Loans, other than prepGATE Loans, and underwrite the same in accordance with the Program Guidelines, approve or deny the same, and document approved loans, all in accordance with the Program Guidelines. Program Lender shall disburse the same to the Participating Institutions and shall disburse guaranty fees to TERI and/or the Agent in accordance with the terms of the Guaranty Agreement. Program Lender shall provide origination reports to TERI and FMC as described in the Guaranty Agreement and in the Note Purchase Agreement. Program Lender shall document all Bank of America Private Loans, other than prepGATE Loans, in accordance with all applicable law and shall provide all disclosures required by applicable law.

5.   Joint Marketing Efforts.   Program Lender shall develop marketing materials for distribution to potential Participating Institutions and borrowers relating to the Bank of America Private Loan Programs. Program Lender shall develop for review and input by FMC a marketing plan for the Bank of America Private Loan Programs including milestones, cost sharing arrangements, and other appropriate terms. Except for the prepGATE Loan Program, which shall retain its existing brand, FMC and Program Lender agree to develop a mutually acceptable brand to place on all products and materials associated with the marketing of the Bank of America Private Loan Programs. Subject to the confidentiality provisions of Paragraph 8 below, each party hereto agrees to provide such information as may be reasonably required by the other party in connection with marketing the Bank of America Private Loan Programs; provided, however, that no party shall distribute any printed material, whether relating to the Bank of America Private Loan Programs or otherwise, which contains the name or information concerning or provided by the other party without the prior consent of such other party, which consent shall not be unreasonably withheld. The parties have amended the License Agreements, in order to provide that FMC grants to the Program Lender a nonexclusive license to use (subject to FMC approval) any and all trademarks and tradenames associated with the Bank of America Private Loan Programs and that Program Lender grants to FMC a non-exclusive license to use (subject to Program Lender approval) Program Lender’s name and logos in connection with the Bank of America Private Loan Programs.

6.   Exclusivity; Noncompetition.

(a)   Except as otherwise provided below, FMC will not, during the term of this Agreement, enter into any agreement with any other financial institution or other regulated or nonregulated lender (a “Competing Lender”) which calls for FMC to design, market and arrange the purchase of alternative education loans or otherwise in contemplation of the participation of such Competing Lender in making Bank of America Private Conforming Loans without first offering to Program Lender the first opportunity to participate as the program lender for any such product. If within thirty (30) days after the offer is made, Program Lender declines participation or if FMC and Program Lender are unable to reach agreement as to the terms of Program Lender’s participation as a lender for the product, then FMC shall be free of any restriction under this Agreement with respect to such product. Notwithstanding the above, (a) FMC will be permitted to arrange a securitization transaction for any TERI-guaranteed program, regardless of the identity of the lender;  (b) FMC will be permitted to provide customer product pricing and repayment terms, together with other program terms necessary for future securitizations, to current and prospective TERI Lenders under any TERI Private Label Program; (c) FMER may market TERI-guaranteed loans to lenders and educational institutions; and (d) FMER may contract to provide full outsourcing support for all current TERI functions, including, without limitation, loan underwriting and origination, guaranty claim processing and defaulted loan collection. During the term of this Agreement, Program Lender will offer FMC the first opportunity to participate as the secondary market for any Competing Product. If within thirty (30) days after the offer is made, FMC declines participation or if FMC and Program Lender are unable to reach agreement as the terms of FMC’s participation as a secondary market for the Competing Product, then Program Lender shall be free of any restriction under this Agreement with respect to such Competing Product. Nothing in this Paragraph 6(a) governs any activity with respect to the GATE Student Loan Program or alters any exclusivity arrangement in the Student Umbrella Agreement.

(b)   Prior to the sale of a Note relating to a Common Customer under the Note Purchase Agreement, FMC shall not, with respect to the Common Customers whose Notes are sold in such sale,  (i) solicit such Common Customers, or (ii) market any products to Common Customers.  After any sale of Notes under the Note Purchase Agreement, Program Lender shall not, with respect to the Common Customers whose Notes are sold in such sale, (i) solicit Common Customers for Competing Products, or (ii) market Competing Products to Common Customers, pursuant to a promotional scheme that is targeted specifically to Bank of America SC Conforming Loan borrowers, without the prior written consent of FMC, given in FMC’s sole and absolute discretion. Nothing in this Paragraph 6(c) shall require Program Lender to delete the names of Common Customers from general lists of Program Lender’s customers, lists of customers of Program Lender’s Affiliates, or purchased lists of prospects used for solicitation.

7.   Solicitation for Other Business. Except as expressly provided in Paragraph 6(b) of this Agreement, above, Program Lender and FMC shall each have the non-exclusive right to solicit Common Customers for any products and services, to the extent permitted by applicable law.

8.   Confidential Information; Proprietary Information.

(a)   All information of any kind and description relating to borrowers under Bank of America SC Conforming Loans originated by the Program Lender (and rejected applicants for such Loans), the Notes originated by the Program Lender, the Program Lender’s loan processing operations or any other information that has been or will be made available by the Program Lender or any of its Affiliates to FMC or has otherwise been obtained by FMC from the Program Lender or any of its Affiliates, other than as expressly excluded from such information as provided below (“Confidential Information”) is made available by the Program Lender and accepted by FMC, with the understanding and agreement that such

Confidential Information is property valuable to the Program Lender which has been developed through the expenditure of substantial time and money and that the Program Lender desires to retain it in confidence and withhold its availability to others. “Confidential Information” shall not include (a) information that has become generally available to the public other than as a result of a disclosure by or through FMC, or its officers, employees, agents or other representatives, (b) information that was available to such persons on a non-confidential basis prior to its disclosure to FMC, and (c) information that becomes available to FMC from a source not subject, to the best knowledge of FMC after due inquiry, to any prohibition against disclosing the information to FMC, including, without limitation, information obtained from any purchase of the Notes in any Securitization Transaction or otherwise relating to any Bank of America SC Conforming Loan sold by the Program Lender in any Securitization Transaction, information received from or relating to any Participating Institution and information received from or relating to the activities of third parties, other than the Program Lender, retained by FMC in connection with the administration or marketing of the Bank of America SC Loan Programs. FMC agrees that except as required by law and except as is reasonably necessary in connection with any Securitization Transaction, any and all Confidential Information and any information or knowledge which may be imparted through receipt or examination of Confidential Information will not be copied or communicated to any third party or used by FMC or any of its officers, employees, agents or other representatives without the express prior written consent of the Program Lender. FMC will take reasonable precautions to prevent any unauthorized disclosure of Confidential Information. FMC agrees to return or destroy all written and other tangible Confidential Information, including all extracts and copies thereof, immediately upon request. Except as expressly contemplated by the marketing programs referred to in Paragraph 5 above and incidental communications regarding the Bank of America SC Loan Programs initiated by borrowers in the course of which such borrowers are referred to the Program Lender, until a Bank of America SC Conforming Loan is sold by the Program Lender, in connection with a Securitization Transaction or otherwise, neither FMC nor any of its Affiliates shall enter into any communication with the borrower thereunder. Except as expressly provided in the immediately preceding sentence, the obligations of FMC set forth in this Paragraph 8(a) shall survive the Termination Date.

(b)   All information relating to the Bank of America SC Loan Programs that has been or will be made available to the Program Lender or any of its Affiliates by FMC or has otherwise been obtained by the Program Lender or any of its Affiliates from FMC, other than such information which constitutes Confidential Information or other than as expressly excluded from such information as provided below (“Proprietary Information”) is made available by FMC and accepted by the Program Lender with the understanding and agreement that such Proprietary Information is property valuable to FMC which has been developed through the expenditure of substantial time and money and that FMC desires to retain it in confidence and not to permit its commercial use by others. “Proprietary Information” shall not include: (a) information that has become generally available to the public other than as a result of a disclosure by or through the Program Lender, (b) information derived by Program Lender from sources other than activities under or related to this Agreement, (c) information required by law to be disclosed (but only to the extent such disclosure is legally required), and (d) reporting of loan information to credit bureaus in the ordinary course of business. Program Lender will take reasonable precautions to prevent any unauthorized commercial use of Proprietary Information. The obligations of the Program Lender set forth in this paragraph 8(b) shall survive the Termination Date.

9.   Program Guidelines.   As used in this Agreement, the term “Program Guidelines” refers to the Program Guidelines for all Bank of America SC Loan Programs. The Program Guidelines may not be modified in any Program Lender-related manner during the term of this Agreement without the prior written consent of the Program Lender, which consent shall not be unreasonably withheld. Program Lender-related modifications to the Program Guidelines shall include any change to loan terms, borrower eligibility, or any other change that would affect Program Lender’s rights, obligations, responsibilities, or costs. The parties agree to negotiate in good faith with respect to any proposed changes in the Program

Guidelines during the fourth calendar quarter of each year and to attempt to finalize revisions by March 31 of the following year.

10.   FMC Fees for Securitization Services.

Nothing contained in this Agreement shall restrict FMC’s right to separately negotiate with other parties to a Securitization Transaction fees for its services as investment advisor, financial advisor or otherwise.

11.   Securitization Provisions.   FMC (for itself and each SPE) agrees that:

(a)   Any Offering Materials (as defined in the Note Purchase Agreement) relating to each Securitization Transaction will contain a statement to the effect that: (1) the certificates being offered thereunder do not represent an interest in, or obligation of, the Program Lender or its parent, Bank of America Corporation, (2) no purchaser of such certificates shall have any recourse to the Program Lender or Bank of America Corporation, (3) neither the certificates nor the notes evidencing Bank of America SC Conforming Loans supporting such certificates are insured or guaranteed by the Federal Deposit Insurance Corporation or, at the request of or for the account of the Program Lender or Bank of America Corporation, by any other governmental agency, and (4) the underwriting criteria employed by the Program Lender in originating the Bank of America SC Conforming Loans are different from those utilized by the Program Lender and its Affiliates in originating student loans under other existing student loan programs;

(b)   FMC shall, or shall cause the applicable SPE to, perform the acts and assume the duties of depositor and manager pursuant to the provisions of the trust or other agreement or instrument under which the certificates or other evidences of indebtedness will be issued in any Securitization Transaction. Under no circumstances shall Program Lender be obligated to perform any such duties. Neither Program Lender nor any of its directors or other representatives shall execute any registration statement filed with the Securities and Exchange Commission in connection with any Securitization Transaction.

(c)   The certificates or other evidences of indebtedness to be issued by FMC and/or any SPEs in Securitization Transactions shall be issued and sold by FMC and/or such SPEs, with or without the assistance of FMC, but in any event without any participation whatsoever on the part of Program Lender except as expressly provided in subparagraph (2) below. Without limiting the generality of the foregoing, it is expressly acknowledged and agreed by FMC that Program Lender shall not (1) attend any “road shows” or meetings with investors or prospective investors, (2) prepare, assist in preparing or review any written or oral materials or prospectuses to be provided to investors or potential investors or to be filed with the Securities and Exchange Commission, any state securities commission, any stock exchange or NASDAQ other than excerpts from such documents describing the Program Lender and its procedures drafted expressly for inclusion in such documents, or (3) otherwise be responsible in any way for soliciting, or assisting FMC or any SPE in soliciting, the purchases of certificates or other evidences of indebtedness to be issued in any Securitization Transaction.

(d)   FMC shall file or shall cause the applicable SPE to file any registration statement and periodic reports required to be filed under the Securities Exchange Act of 1934.

(e)   Without the prior written consent of Program Lender, which consent shall not be unreasonably withheld, no Bank of America SC Conforming Loans or other TERI-guaranteed loans that have been originated by any person or entity other than Program Lender will be included in any Securitization Transaction which includes Bank of America SC Conforming Loans originated by Program Lender, and by proposing that such Bank of America SC Conforming Loans be included in any Securitization Transaction which will include Bank of America SC Conforming Loans originated by Program Lender, FMC and the applicable SPE shall be deemed to have represented and warranted that such other Bank of America SC Conforming Loans were originated under the Program Guidelines approved by TERI. The execution and delivery to Program Lender of a Co-Lender Indemnification Agreement by other participating “Program Lenders” in any Securitization Transaction shall be a condition precedent to any agreement of Program Lender to permit the pooling of Bank of America SC Conforming Loans or other TERI-guaranteed loans originated by such other person or entity with Bank of America SC Conforming Loans originated by Program Lender in a Securitization Transaction.

12.   No Assignment.   No party may assign its rights or obligations under this Agreement without the prior written consent of the parties hereto, provided, however, that Program Lender may assign its rights hereunder to an Affiliate that is a banking organization having the legal power and right under applicable law (including, without limitation, usury law) to make Bank of America SC Conforming Loans in all fifty (50) states of the U.S. and the District of Columbia. Program Lender shall bear all costs arising out of such assignment, including, without limitation, any costs for legal advice relating to loan compliance and documentation. FMC may assign its rights hereunder to a corporation or partnership that succeeds to substantially all the business of FMC as now conducted. No assignment shall relieve the assignor of liability hereunder. Any assignment in violation hereof shall be automatically null and void.

13.   Amendment.   This Agreement may not be amended nor terms or provisions hereof waived unless such amendment or waiver is in writing and signed by all parties hereto.

14.   No Waiver.   No delay or failure by any party to exercise any right, power or remedy hereunder shall constitute a waiver thereof by such party, and no single or partial exercise by any party of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

15.   Entire Agreement.   This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

16.   Notices.   All notices given by any party to the others under this Agreement shall be in writing delivered: (a) personally, (b) by facsimile transmission, (c) by overnight courier, prepaid, or (d) by depositing the same in the United States mail, certified, return receipt requested, with postage prepaid, addressed to the party at the address set forth below. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received. Notices shall be given as follows:

If to Program Lender:

Mark Wilcox
Bank of America, N.A.
Mail Code: NC1-002-15-26
Charlotte, NC 28255-0001

With a copy to:

Laura L. Rogers
Assistant General Counsel
Bank of America, N.A.
11th Floor
800 Market Street
St. Louis, MO 63101

If to FMC:

Peter B. Tarr, Chairman and General Counsel
The First Marblehead Corporation
800 Boylston Street, 34th Floor
Boston, Massachusetts 02199-8157

With a copy to:

Corporate Law Department
The First Marblehead Corporation
800 Boylston Street, 34th Floor
Boston, Massachusetts 02199-8157

17.   Facsimile Communications.   In order to comply with federal regulations governing unsolicited facsimile communications, effective as of June 30, 2005, senders of facsimile communications must obtain express written permission from the recipients of such communications prior to initiating such communications. By executing this Agreement, each party hereby gives its express permission to the other parties to initiate facsimile communications, and consents to receiving facsimile communications from the other parties. All such facsimile communications should be directed to the applicable facsimile number for each party listed above, unless otherwise instructed in writing by the recipient of the facsimile. This consent to facsimile communications does not supersede any requirement to deliver notices by means other than facsimile.

18.   Attorneys’ Fees.   In the event of a lawsuit or arbitration proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to recover costs and reasonable attorneys’ fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

19.   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of California (without regard to conflict-of-law rules).

20.   Counterparts.   This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement.

21.   No Third Parties Benefited.   This Agreement is made and entered into for the sole protection and legal benefit of the parties, and their permitted successors and assigns, and no other person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

22.   Effective Date.   This Agreement shall be effective as of June 30, 2006 (the “Effective Date”); provided, however, that if any of the following conditions has not occurred on or before December 31, 2006, then this Agreement shall, at the option of any party as evidenced by written notice to such effect given to the other parties as provided herein, terminate and be of no further force or effect:

(a)        Each of the parties hereto shall have executed and delivered to the others a counterpart of this Agreement;

(b)       The Program Lender and FMC shall have executed and delivered to the other the Note Purchase Agreement; and,

(c)        Each of the following shall have been executed and delivered in form and substance satisfactory to FMC:

(i)          Guaranty Agreement; and

(ii)      Loan Origination Agreement.

Each of the parties agrees to use its best efforts to cause these conditions subsequent to be satisfied.

23.   Covenants of Program Lender Concerning Servicing.   Program Lender agrees that:

(a)        Program Lender shall use its best efforts to maintain the Loan Origination Agreement and the servicing agreement with the Servicer in full force and effect; and

(b)       Program Lender will not amend the loan origination and servicing agreements with the Servicer in any respect concerning Bank of America SC Conforming Loans as to which FMC has an option to purchase without the prior written consent and approval of FMC.

24.   Termination for Cause; Suspension.   FMC or Program Lender may terminate this Agreement for cause by notice to the other if:

(a)        The other party materially breaches this Agreement and fails to cure such material breach, within 60 days of written demand for cure. For purposes of this Agreement, the failure to make any payment required hereunder shall constitute a material breach; or

(b)       The other party shall file any proceeding under the U.S. Bankruptcy Code or similar state insolvency act, or shall be the subject of any involuntary bankruptcy proceeding, which proceeding is not dismissed within 60 days after the filing thereof.

(c)        The Guaranty Agreement is terminated or TERI becomes a debtor in any bankruptcy or insolvency proceeding.

Either party to this Agreement may suspend the processing of new applications for Bank of America SC Loans in the event that TERI experiences a material adverse financial change such as a reduction of its credit rating below investment grade, or a default is declared under any TERI guaranty agreement with any lender. Such suspension shall continue, at the discretion of the party declaring the same, until the adverse change is cured.

25.   Termination Upon Change in Control.   Either party shall be entitled to terminate this Agreement and the Note Purchase Agreement upon ninety (90) days’ notice following the occurrence of any transaction which results in, or the execution of one or more agreements to enter into a transaction that would result in, a Change in Control of the other party.

26.   Effect of Termination.   Upon termination of this Agreement for any reason:

(a)          Program Lender shall not be obligated to accept any additional applications for Bank of America SC Conforming Loans but shall complete all scheduled funding with respect to applications it has already approved and shall pay any fees that would have been due (but for such termination) to FMC related to such disbursements.

(b)         FMC’s rights to purchase notes under the Note Purchase Agreement shall not be affected.

(c)          FMC and Program Lender may notify all Participating Institutions of the termination of the Bank of America SC Loan Programs (but shall also have the right to offer a replacement program).

(d)         Each party shall cease and desist in the use of the other’s trademarks, tradenames, servicemarks and logos, in accordance with the terms of the License Agreements.

27.   The Servicer.   The parties have selected PHEAA as Servicer to service Bank of America SC Conforming Loans and TERI to originate prepGATE Loans and Bank of America TERI Loans. In the event of a termination of either or both of the agreements between Program Lender and Servicer or TERI (whether on account of breach, expiration or otherwise), the parties shall agree upon a mutually acceptable replacement. Any replacement origination agreement and/or servicing agreement must be satisfactory to both FMC and Program Lender, in form and substance. Any replacement agreement shall initially be entered into with Program Lender but rights thereunder relating to groups of Bank of America SC Conforming Loan transferred in a Securitization Transaction shall be assignable to the owner of the Notes so transferred. The selection of any successor Servicer must also conform to the requirements of the Note Purchase Agreement. A successor servicer may be an Affiliate of either party.

28.   Informal Dispute Resolution.   Any controversy or claim between the parties arising from or in connection with this Agreement or the relationship of the parties under this Agreement whether based on contract, tort, common law, equity statute, regulation, order or otherwise, and whether arising before or after the termination of this Agreement (“Dispute”) shall be resolved as follows:

(a)          Upon written request of either party, the parties will each appoint a designated representative whose task it will be to meet for the purpose of endeavoring to resolve such Dispute.

(b)         The designated representatives shall meet as often as the parties reasonably deem necessary to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding.

(c)          Arbitration proceedings for the resolution of a Dispute under Paragraph 29 may not be commenced until the earlier of:

(i)             the designated representatives conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

(ii)         the expiration of the thirty (30) day period immediately following the initial request to negotiate the Dispute.

29.   Mandatory Arbitration; Reference.

(a)          Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding the choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association (“AAA”). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(b)         No provision of this paragraph shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of any party to resort to arbitration or reference. At the option of any party holding a deed of trust, foreclosure under such deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

30.   Permissible Legal Proceedings.   Notwithstanding anything contained in Paragraphs 27 and 28, (a) a party may institute legal proceedings to seek a temporary restraining order or other temporary or preliminary injunctive relief to prevent immediate and irreparable harm to such party, and for which monetary damages would be inadequate, pending final resolution of the dispute, controversy or claim pursuant to arbitration, and (b) a party may institute legal proceedings if necessary to preserve a superior position with respect to other creditors. Such conduct shall not constitute a waiver of the right of either party to resort to arbitration to obtain relief other than that specified in this Paragraph 30.

31.   Consent to Jurisdiction.   ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

32.   Public Announcement.   All media releases, public announcements and public disclosures by either party, or their representatives, employees or agents, relating to this Agreement or the name or logo of Program Lender, including, without limitation, promotional or marketing material, but not including any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the releasing party, shall be coordinated with and approved by the other party in writing prior to the release thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ Sandra Stark
Name: Sandra Stark
Title: Executive Vice President

BANK OF AMERICA, N.A.

By:	/s/ Mark Wilcox
Name: Mark Wilcox
Title: Senior Vice President

TABLE OF EXHIBITS

Exhibit A	—	CVS Full Recourse Agreement
Exhibit B	—	Deposit and Security Agreement
Exhibit C	—	Guaranty Agreement
Exhibit D	—	Note Purchase Agreement
Exhibit E	—	Loan Origination Agreement
Exhibit F1	—	Underwriting, Origination and Loan Term Guidelines for the Bank of America Private Undergraduate Education Loan Program and the Bank of America Private Graduate Professional Education Loan Program.
Exhibit F2	—

Underwriting, Origination and Loan Term Guidelines for the prepGATE Loan Program, Bank of America TERI Alternative Undergraduate Loan Program, the Bank of America TERI Alternative Graduate Loan Program, the Bank of America TERI Alternative Continuing Education Loan Program, the Bank of America TERI Alternative Health Professions Loan Program (including the CVS Loan Program)

Exhibit F3	—	Underwriting, Origination and Loan Term Guidelines for Bank of America ISLP Undergraduate Loan Program, and the Bank of America ISLP Graduate Loan Program.
Exhibit F4	—	Underwriting, Origination and Loan Term Guidelines for the Bank of America TERI ISLP Medical Loan Program.
Exhibit G	—	TERI Servicing Guidelines